Exhibit 99.1

NEWS RELEASE

	Contacts:	J. Chris Boswell, SVP & CFO
Particle Drilling Technologies, Inc.
713-223-3031 ext. 2085

Ken Dennard, Managing Partner
FOR IMMEDIATE RELEASE		Jack Lascar, Partner
DRG&E / 713-529-6600

PARTICLE DRILLING TECHNOLOGIES
ANNOUNCES FIRST QUARTER RESULTS

Operational Highlights

•                                          Company Signs a New One-Year Contract with One of North America’s Largest Independent Oil & Gas Companies

•                                          Company Commences Testing of New Extruder Injector System

•                                          Company Nears Completion of Second PID System

•                                          Company Completes Two Successful PID Trials

Financial Highlights

•                                          Company Completes $11.75 Million Private Placement

Houston – February 1, 2007 – Particle Drilling Technologies, Inc. (NASDAQ: PDRT) (the “Company”) today announced its financial results for the fiscal quarter ended December 31, 2006.

During the quarter, the Company successfully completed two additional commercial trials in the Uinta Basin in Northeast Utah. Each trial further demonstrated the continued success and potential of the Company’s patented Particle Impact Drilling (PID) technology.

While some surface equipment issues interrupted continuous operations of the system during the trials (which prevented the Company from recognizing revenue from the trials), Particle Drilling Technologies believes these equipment issues will be resolved with additional experience and equipment development. Moreover, the success and the drilling performance on these commercial trials has led to a new one-year contract with the same customer conducting the trials.

In addition, as previously announced, Particle Drilling Technologies has signed a new contract with one of North America’s largest independent oil and gas companies.  The Company continues to pursue new contracts with additional operators who are interested in joining the ranks of early adopters of its PID technology.

On the technological front, the Company is continuing fabrication of its second PID system and anticipates using the new system on the next commercial trial scheduled for March 2007 (subject to the customer’s drilling schedule). In addition, the Company is testing a new extruder injector system at its research facility in Houston. If the system performs as expected, Particle Drilling Technologies intends to test it in a field application.

Looking at the quarter’s financial highlights, the Company completed an $11.75 million private placement of its common stock with institutional investors and now has approximately 30 million shares outstanding.

“The last quarter was one of tremendous progress and important accomplishments for us,” said Jim B. Terry, President and CEO, Particle Drilling Technologies. “Most notably, we signed a new contract with a multi-national independent exploration and production company, while also signing a renewed contract with our existing customer. In addition, we completed two successful field trials of our PID system and made a number of technical improvements to the system.”

Particle Drilling Technologies’ financial results reflect its status as a development stage company during the first quarter of fiscal 2007 generating no revenue. The following is a summary of the quarterly results:

	Three Months Ended December 31,
	2006	2005
	(Unaudited)	(Unaudited)

Revenues	$—	$—
Gross profit	—	—
Loss from operations	(2,963,387)	(2,276,447)
Net loss	(2,838,461)	(2,167,983)
Net loss per share - basic and diluted	$(0.10)	$(0.09)

The Company will hold a conference call at 10:00 a.m. Eastern Time on Friday February 2, 2007, to discuss its quarterly results and to provide a further operational update. To participate in the call, dial 303-205-0033 and ask for the Particle Drilling call at least 10 minutes prior to the start time, or access it live over the Internet by logging onto the web at www.particledrilling.com, on the “Investor Relations” section of the Company’s website. To listen to the live call on the web, please visit the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

If you cannot listen to the live webcast, an archive will be available shortly after the call for a period of 90 days on the “Investor Relations” section of the Company’s website. A telephonic replay of the conference call will be available through February 9, 2007 and may be accessed by calling 303-590-3000 and using the pass code 11083130.

Particle Drilling Technologies, Inc., headquartered in Houston, Texas, is a development-stage oilfield service and technology company owning several patents and pending patents related to its Particle Impact Drilling technology. The Company’s technology is designed to enhance the rate-of-penetration function in the drilling process, particularly in hard rock drilling environments.

Certain statements in this press release that are not historical but are forward-looking are subject to known and unknown risks and uncertainties, which may cause PDTI’s actual results in future periods to be materially different from any future performance that may be suggested in this press release. Such risks and uncertainties may include, but are not limited to, PDTI’s ability to raise capital, if necessary, and its ability to obtain financing on acceptable terms, if at all, a worldwide downturn in the energy services sector, working capital constraints and other risks described in PDTI’s filings with the SEC. Further, PDTI is a development stage company that operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond PDTI’s control such as announcements by competitors and service providers.

- tables to follow —

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,
	2006	2005
	(Unaudited)	(Unaudited)

Revenues	$—	$—

Operating expenses:
Research and development	1,664,843	1,285,485
General and administrative	1,298,544	990,962

Total operating expenses	2,963,387	2,276,447

Loss from operations	(2,963,387)	(2,276,447)

Other income (expenses)
Interest income	127,898	86,041
Rental income - related party	—	23,282
Gain on debt extinguishment	—	—
Gain on assignment of lease - related party	—	—
Interest expense	(2,972)	(859)

Total other income (expenses)	124,926	108,464

Net loss	$(2,838,461)	$(2,167,983)

Net loss per common share, basic and diluted	$(0.10)	$(0.09)

Weighted average number of common shares outstanding, basic and diluted	29,094,418	24,296,472

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2006	2006
	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$11,188,221	$2,291,586
Short term investments	—	385,839
Prepaid expenses	212,998	234,488

Total current assets	11,401,219	2,911,913

Property, plant & equipment, net	1,203,586	1,326,713

Intangibles, net	1,257,669	1,230,086

Other assets	15,370	14,650

Total assets	$13,877,844	$5,483,362

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$804,498	$830,552
Short-term notes payable	103,149	179,143
Current portion of long-term debt	16,626	19,270
Accrued liabilities	430,226	471,463

Total current liabilities	1,354,499	1,500,428

Long-term debt	12,780	15,305

Stockholders’ equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 33,096,286 shares issued and 30,093,200 shares outstanding at December 31, 2006, and 28,013,291 shares issued and 25,010,205 shares outstanding at September 30, 2006	33,097	28,014
Additional paid-in capital	36,615,535	25,239,221
Treasury stock at cost, 3,003,086 shares at December 31, 2006 and September 30, 2006	(1,511,817)	(1,511,817)
Deficit accumulated during the development stage	(22,626,250)	(19,787,789)

Total stockholders’ equity	12,510,565	3,967,629

Total liabilities and stockholders’ equity	$13,877,844	$5,483,362

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,
	2006	2005
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net loss	$(2,838,461)	$(2,167,983)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	188,307	154,571
Stock-based employee compensation	627,627	390,549
Changes in operating assets and liabilities:
Decrease in note receivable	385,839	—
(Increase) in accounts receivable - related party	—	(14,112)
Decrease in prepaid expenses	20,771	29,358
(Decrease) in accounts payable	(26,055)	(96,525)
Increase (Decrease) in accrued liabilities	(41,236)	43,695

Net cash used in operating activities	(1,683,208)	(1,660,447)

Cash flows from investing activities:
Payments to purchase property and equipment	(52,556)	(27,947)
Payments to purchase intangibles	(40,205)	(26,559)

Net cash used in investing activities	(92,761)	(54,506)

Cash flows from financing activities:
Proceeds from issuance of common stock	10,753,770	—
Repayments of notes payable	(81,166)	(19,511)

Net cash provided by (used in) financing activities	10,672,604	(19,511)

Net increase (decrease) in cash and cash equivalents	8,896,635	(1,734,464)

Cash and cash equivalents - beginning of period	2,291,586	10,504,646

Cash and cash equivalents - end of period	$11,188,221	$8,770,182